EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-Q of Janel World Trade, Ltd. for the quarter ended December 31, 2012, as filed with the SEC on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: February 12, 2013	/s/ James N. Jannello
James N. Jannello
Executive Vice President and Chief
Executive Officer (Principal Executive
Officer)

/s/ William J. Lally
William J. Lally
President and Chief Operating Officer
(Principal Executive Officer)

/s/ Philip J. Dubato
Philip J. Dubato
Executive Vice President of Finance and
Chief Financial Officer (Principal
Financial Officer)